UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 26, 2006

Date of Report (Date of earliest event reported)

GlobalSCAPE, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30617	74-2785449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6000 Northwest Parkway, Suite 100

San Antonio, Texas  78249

(210) 308-8267

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report of Completed Interim Review.

On April 26, 2006, in connection with the Company’s quarter-end accounting procedures, after consultation with the Company’s independent registered public accounting firm, management and the Company’s Board of Directors determined that there was an error in the calculation of revenue from maintenance and support (net of deferred revenues) for the year ended December 31, 2005. The Company mistakenly recorded $154,433 as current revenue which should have been recorded as deferred revenue.  The correction of the error resulted in a decrease of $154,433 in the Company’s revenue as reported on the Company’s income statement and an increase of $154,433 to the previously stated deferred revenue on the Company’s balance sheet at December 31, 2005.  The error was caused by a failure to properly code deferred revenue percentages on products introduced to our product line into our sales and order entry database. The error has been corrected.

The Board of Directors has discussed the matters disclosed in this Report with the Company’s independent registered public accounting firm, Helin, Donovan, Trubee & Wilkinson, LLP.

Accordingly, the audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 should not be relied upon. The Company intends to effect the restatement through filing an amended Annual Report on Form 10-K for the year ended December 31, 2005.

The following table summarizes the impact of the restatement:

	As		As
	Reported	Adjustments	Restated
2005 Summary Balance Sheet
Current Assets	$2,685,505	—	$2,685,505
Property and equipment (net)	152,571	—	152,571
Other assets	63,595	—	63,595
Total Assets	$2,901,671	$—	$2,901,671

Current Liabilities
Accounts payable	$91,763	—	$91,763
Accrued expenses	234,236	(3,325)	290,911
Federal income tax payable	117,529	(56,630)	60,899
Deferred revenue	406,145	154,433	560,578
Total current liabilities	849,673	94,478	944,151
Long-term liabilities	28,945	—	28,945
Stockholders’ equity
Preferred stock	—	—	—
Common stock	13,797	—	13,797
Additional paid in capital	684,281	—	684,281
Retained earnings	1,324,975	(94,478)	1,230,497
Total liabilities and stockholders’ equity	$2,901,671	$—	$2,901,671

	As		As
	Reported	Adjustments	Restated
2005 Summary Consolidated Statement of Operations
Software Product Revenues	$6,096,045	$—	$6,096,045
Maintenance and support (net of deferred revenues)	737,003	(154,433)	582,570
Total Revenues	6,833,048	(154,433)	6,678,615
Operating expenses
Cost of revenues (exclusive of depreciation and amortization shown seperately below)	279,964	—	279,964
Selling, general and administrative expenses	3,989,372	(3,325)	3,986,047
Research and development expenses	869,155	—	869,155
Depreciation and amortization	98,071	—	98,071
Total operating expenses	5,236,562	(3,325)	5,233,237
Income from operations	1,596,486	(151,108)	1,445,378
Other income (expense)	11,307	—	11,307
Income before income taxes
Income tax provision
Current federal	117,529	(56,630)	60,899
Current state	1,065	—	1,065
Deferred federal (benefit)	(51,983)	—	(51,983)
Total income tax provision	66,611	(56,630)	9,981
Net Income	$1,541,182	$(94,478)	$1,446,704

Basic per common share	$0.11		$0.10
Diluted per common share	$0.10		$0.09

As a result of the restatement of our December 31, 2005 financial statements as disclosed in this Report, our Chief Executive Officer and Principal Accounting Officer can no longer conclude that after evaluating the effectiveness of our “disclosure controls and procedures” (as defined in the Securities Exchange Act of 1934 Rules 13a-15(e) and 15d-15(e)) for the period ended December 31, 2005, that our disclosure controls and procedures relating to revenue recognition from maintenance and support were effective to provide reasonable assurance that information we are required to disclose in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer and Chief

Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.  Therefore, we will amend our assertion regarding the effectiveness of our disclosure controls and procedures in our Annual Report on Form 10-K for the year ended December 31, 2005.  Similarly, our Quarterly Report on Form 10-Q for the three months ended March 31, 2006 will reflect that at the end of the period, our disclosure controls and procedures relating to revenue recognition from maintenance and support were not effective.  As stated above, the cause of the problem has been identified and corrected.  The results of operations reported in our Form 10-Q for the quarter ended March 31, 2006 will reflect the correction we have made regarding revenue recognition from maintenance and support.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSCAPE, INC.

By:	/s/ Charles R. Poole
Charles R. Poole, President and Chief Executive Officer

Dated: May 2, 2006